UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

VERINT SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34807 (Commission File Number)	11-3200514 (IRS Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

Registrant's telephone number, including area code: (631) 962-9600

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 16, 2011, Verint Systems Inc. (the "Company") held its 2011 Annual Meeting of Stockholders (the "Annual Meeting").

(b) The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2011 (the "Proxy Statement").

  Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:
Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Baker	34,474,201	5,393,100	4,420,123
Dan Bodner	34,822,131	5,045,170	4,420,123
John Bunyan	34,473,336	5,393,965	4,420,123
Charles Burdick	31,967,072	7,900,229	4,420,123
Victor DeMarines	39,255,023	612,278	4,420,123
Larry Myers	39,688,397	178,904	4,420,123
Howard Safir	39,249,619	617,682	4,420,123
Shefali Shah	34,057,355	5,809,946	4,420,123
  Ratification of Deloitte & Touche LLP as the Company's Public Accounting Firm. The Company's stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2012. The results of the voting were 44,079,259 votes for, 1,923 votes against, and 206,242 abstentions.

  Approval of Named Executive Officer Compensation. The Company's stockholders voted to approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The results of the voting were 34,239,128 votes for, 5,419,515 votes against, 208,658 abstentions, and 4,420,123 broker non-votes.

  Selection of Frequency of Advisory Vote. The results of the voting were 29,950,021 votes for every three years, 2,625 votes for every two years, 9,705,052 votes for every year, 209,603 abstentions, and 4,420,123 broker non-votes. The frequency that received the highest number of votes was three years.

(d) Based upon the results set forth in item (b)(4) above, the Company has determined that advisory votes on executive compensation will be submitted to stockholders every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: June 21, 2011

	By:	/s/ Peter Fante
		Name:	Peter Fante
		Title:	Chief Legal Officer